                                                                   EXHIBIT 10.14

                       AMENDMENT NO. 1 TO LEASE AGREEMENT

         THIS AMENDMENT NO. 1 TO LEASE AGREEMENT ("First Amendment") made this 6th day of November, 2003 between PEREGRINE INVESTMENT PARTNERS-I, a Pennsylvania limited partnership ("Landlord") and BARRIER THERAPEUTICS, INC. ("Tenant").

                                   BACKGROUND

         Landlord and Tenant are parties to a Lease Agreement dated May 28, 2003 respecting the Lease of space on the third floor of the Building known as Arbor 600, 600 College Road East, Princeton Forrestal Center, Plainsboro Township, New Jersey (the "Lease"). Landlord and Tenant desire to modify the Lease with respect to the First Expansion Premises and the Additional Expansion Premises as set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

         1. Defined Terms. Except as otherwise expressly provided herein, the terms defined in the Lease shall have the same meaning in this First Amendment as in the Lease.

         2. First Expansion Premises. Paragraph b. of Section 1 of the Lease is hereby deleted and the following is inserted in its place and stead:

         "First Expansion Premises. Tenant shall take possession of the First Expansion Premises (as the same is depicted as 'Expansion Space A' on the Plan attached hereto as Exhibit "A") on January 1, 2004, unless Tenant with Landlord's consent takes possession thereof on an earlier date. Basic Rent and Additional Rent obligations for the First Expansion Premises shall commence as of such date of possession. The failure of Tenant to take possession of the First Expansion Premises when required shall not excuse Tenant from the responsibility for all its covenants and obligations with respect thereto hereunder, including the obligation to pay rent. Landlord shall deliver to Tenant exclusive possession of the First Expansion Premises no later than January 1, 2004.

         3. Additional Expansion Premises. Paragraph c. of Section 1 of the Lease is hereby deleted and the following is inserted in its place and stead:

         "Additional Expansion Premises. Tenant shall take possession of the Additional Expansion Premises (as the same is depicted as 'Expansion Space B' in the Plan attached hereto as Exhibit "A") on or before January 1, 2005, so long as the Lease is in effect at that time. Basic Rent and Additional Rent obligations for the Additional Expansion Premises shall commence as of such date of possession. Provided that Landlord shall have delivered to Tenant exclusive possession of the Additional Expansion Premises in the condition required under this Lease, the failure of Tenant to take possession of the Additional Expansion Premises when required shall not excuse Tenant from responsibility for all of its covenants and obligations with respect thereto hereunder, including the obligation to pay rent. In no event shall the Additional Expansion Premises be deemed ready unless and until the same is in such condition that would enable Tenant to occupy the Premises for Tenant's permitted use under this Lease, subject to completion of any work by Tenant. Landlord reserves the right to lease the Additional Expansion Premises for any period prior to January 1, 2005."

         4. Basic Rent and Additional Rent. Basic Rent and Additional Rent for the First Expansion Premises and the Additional Expansion Premises shall be payable at the same rates and in the same manner as the same are due and payable with respect to the Premises. A schedule of Basic Rent for the period from commencement of the First Expansion Premises to the Lease expiration is attached as Exhibit "B". Tenant's Allocated Share shall be adjusted as of the respective dates of commencement to incorporate the First Expansion Premises and the Additional Expansion Premises into the Premises, all as set forth on Exhibit "B".

         5. Improvements. The First Expansion Premises shall be delivered in its "as-is" condition. Prior to January 1, 2005, Landlord shall improve the Additional Expansion Premises in accordance with the plan and specifications attached as Exhibit "C", unless otherwise agreed to by Landlord and Tenant. At Tenant's option, Landlord at his cost will remove one external doorway from either First Expansion Premises or Additional Expansion Premises after January 1, 2005.

         6. Amendment; Ratification. In the event of any conflicts between the terms of this First Amendment and of the Lease, the terms of this First Amendment shall prevail. Except as expressly amended herein, all of the terms and conditions of the Lease shall continue in full force and effect and Landlord and Tenant expressly ratify and confirm those terms and provisions.

         IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Lease Agreement as of the date first above written.

                                           LANDLORD:

Witness/Attest:                            PEREGRINE INVESTMENT PARTNERS - I,
                                              A PENNSYLVANIA LIMITED PARTNERSHIP

                                           By: Behind Realty Services, Inc.

                                           By: /s/ Samuel J. Jones
-----------------------                        ---------------------------------
                                                Samuel J. Jones
                                                Vice President

                                           TENANT:

                                           BARRIER THERAPEUTICS, INC.

Witness/Attest:

                                           By: /s/ Anne M. VanLent
-----------------------                        ---------------------------------

                                       2

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                                   EXHIBIT "A"

               Location Plan showing the First Expansion Premises
                      and the Additional Expansion Premises

                        [FIRST EXPANSION PREMISES PLAN]

                                  EXHIBIT "B"

                               BASE RENT SCHEDULE

                                                 1/1/2004            1/1/2005
                                             (Commencement of     (Commencement of
                                              First Expansion   Additional Expansion
From                                             Premises)            Premises)          10/1/2006        10/1/2008
To                                               12/31/2004           9/30/2006          9/30/2008        9/30/2010
                                             ----------------   --------------------    ----------       ----------
Rental Rate (per r.s.f. per
annum)                                          $    25.00           $    25.00         $    27.00       $    28.50

BASE RENT (MONTHLY)

PREMISES                            SIZE
Original Premises                   9,259        19,289.58            19,289.58          20,832.75        21,990.13
First Expansion Premises            2,143         4,464.59             4,464.59           4,821.75         5,089.63
Additional Expansion Premises       2,329             0.00             4,852.08           5,240.25         5,531.38
                                                ----------           ----------         ----------       ----------

Monthly Rent for Period                          23,754.17            28,606.25          30,894.75        32,611.14

ALLOCATED SHARE                                           %

Original Premises                   9,259             3.86%                3.86%              3.86%            3.86%
First Expansion Premises            2,143             0.89%                0.89%              0.89%            0.89%
Additional Expansion Premises       2,329             0.00%                0.98%              0.98%            0.98%
Combined                                              4.75%                5.73%              5.73%            5.73%

                                   EXHIBIT "C"

                   Plan for the Additional Expansion Premises

                      [ADDITIONAL EXPANSION PREMISES PLAN]

Specification Notes:

1.       Paint, carpet and base shall be the same as in the Initial Premises.

2.       The partitioning shall be as shown on the above plan.

3. Lighting shall be changed to match the deep cell parabolics in the Initial Premises.

4. An opening shall be created, at Landlord's cost in the general area shown on the plan, to connect the First Expansion Premises to the Additional Expansion Premises.

5. Tenant may make changes in the plan, provided Tenant pays the incremental costs, if any, related to such changes.